                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 99.1

PRESS RELEASE                                                   [INHIBITEX LOGO]
                                                               www.inhibitex.com


CONTACTS:
INHIBITEX, INC.
Russell H. Plumb            Lilian Stern (Investors)          Kathryn Morris (Media)
Chief Financial Officer     Stern Investor Relations, Inc.    KMorrisPR
(678) 746-1136              (212) 362-1200                    (845) 635-9828
rplumb@inhibitex.com        lilian@sternir.com                kathryn@kmorrispr.com

FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------
          INHIBITEX, INC. REPORTS THIRD QUARTER 2005 FINANCIAL RESULTS

         Recent Meeting with FDA Confirms Veronate Registration Pathway

ATLANTA, GA - NOVEMBER 2, 2005 -- Inhibitex, Inc. (Nasdaq: INHX) today announced its financial results for the third quarter ended September 30, 2005 and updated its financial guidance for 2005. The Company also indicated that it expects to complete enrollment in a 2,000 patient pivotal Phase III clinical trial of Veronate, its lead product candidate, within two weeks and that it has reached an understanding with the U.S. Food and Drug Administration (FDA) on a regulatory pathway for the filing of a Biological License Application (BLA) for Veronate. Further, the Company reported that based on the pharmacokinetics observed in a recently completed Phase II Aurexis trial in patients with Staphylococcus aureus (S. aureus) bloodstream infections, it expects to evaluate a multi-dose regimen in subsequent clinical trials for this indication.

"Our third quarter operating results were outstanding," stated William D. Johnston, Ph.D., president and chief executive officer of Inhibitex. "In addition to delivering financial results that once again allow us to improve our financial guidance for 2005, we raised over $41 million in an oversubscribed financing and accelerated enrollment in our Phase III Veronate trial."

"On the regulatory front, we are very pleased to report that we have reached an understanding with the FDA on a path for Veronate that should allow us to start the BLA process early next year and, pending data from our Phase III trial, complete the filing by the end of 2006. With respect to Aurexis, we have made a strategic decision to assess a multi-dose strategy going forward, which we believe will enhance its potential efficacy in patients with serious S. aureus bloodstream infections. We are currently discussing the impact of this dosing change with the FDA. We anticipate that these discussions will conclude around year-end, at which time we expect to have better visibility on the nature and timing of our next steps in this program. However, we do expect that this dosing change will cause us to perform some additional clinical and/or preclinical testing of Aurexis before proceeding to a well-powered, follow-on efficacy trial."

THIRD QUARTER 2005 FINANCIAL RESULTS

On September 30, 2005 the Company held cash, cash equivalents and short-term investments of $97.0 million.

The Company reported that its net loss attributable to common stockholders for the third quarter of 2005 was $9.0 million, as compared to $6.1 million for the third quarter of last year. For the nine months
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        INHIBITEX, INC. - 9005 Westside Parkway - Alpharetta, GA 30004 -
                    Tel: (678)746-1100 - Fax: (678)746-1299
ended September 30, 2005, net loss attributable to common stockholders was $29.1 million, as compared to $20.5 million in 2004. The increase in the net loss attributable to common stockholders in 2005 was principally due to an increase in research and development expenditures and, to a lesser extent, an increase in general and administrative expenses, offset in part by increases in interest income and revenue and the elimination of non-cash charges associated with dividends and accretion to redemption value of redeemable preferred stock that was converted into common stock upon the completion of the Company's initial public offering in June 2004.

Basic and diluted net loss per share attributable to common stockholders was $0.33 for the third quarters of both 2005 and 2004. For the nine months ended September 30, 2005, basic and diluted net loss per share attributable to common stockholders was $1.12 as compared to $2.60 for the same period of 2004. This significant reduction in net loss per share attributable to common stockholders for the nine months ended September 30, 2005 was due to a substantial increase in the number of weighted-average shares of common stock outstanding. This increase resulted primarily from shares issued in connection with the Company's initial public offering in June 2004, including the conversion of all its preferred stock, and accrued dividends thereon, into common stock upon the closing of that offering, and to a lesser extent shares issued in connection with financings that the Company completed in November 2004 and in August 2005.

Revenue in the third quarter of 2005 was $328,000 as compared to $163,000 in the third quarter of 2004. For the nine months ended September 30, 2005, revenue was $774,000 as compared to $488,000 for the same period in 2004. The increase in revenue in 2005 was the result of proceeds received from research activities performed under a materials transfer agreement that did not exist in 2004.

Research and development expense for the third quarter of 2005 was $8.0 million, as compared to $5.2 million during the third quarter of 2004. The increase of $2.8 million in 2005 is largely the result of a $1.7 million increase in direct clinical trial expenses, virtually all of which were associated with the Company's ongoing Phase III Veronate clinical trial, and to a lesser extent, increases in expenditures related to manufacturing of clinical trial material for the Aurexis program, salaries and personnel-related expenses, and depreciation and facility-related expenses.

Research and development expense increased to $25.9 million for the nine months ended September 30, 2005 from $15.3 million for the same period in 2004. The increase of $10.6 million resulted primarily from a $6.4 million increase in direct clinical trial expenses, virtually all of which was associated with the Company's ongoing Phase III Veronate trial, and a $2.9 million increase in expenses related to the manufacturing of clinical trial material for the Aurexis program. The remainder of the increase was the result of higher salaries and personnel-related expenses, and depreciation and facility-related expenses.

General and administrative expense increased to $1.8 million in the third quarter of 2005 as compared to $1.1 million for the third quarter of 2004. The increase of $0.7 million was partially the result of an increase in expenses due to the Company becoming publicly-traded in June 2004, including higher premiums for directors' and officers' liability insurance, higher audit and legal fees, consulting fees associated with implementing the requirements of Section 404 of the Sarbanes-Oxley Act during 2005, and increased board of directors' fees. In addition, salaries and personnel-related expenses, other professional fees primarily related to market research, and depreciation and facility-related expenses increased.

General and administrative expense increased to $5.0 million for the nine months ended September 30, 2005 from $2.7 million for the same period in 2004. This $2.3 million increase was partially the result of a $1.2 million increase in expenses due to the Company becoming publicly-traded in June 2004, including higher premiums for directors' and officers' liability insurance, higher audit and legal fees, consulting fees associated with implementing the requirements of
Section 404 of the Sarbanes-Oxley Act during 2005, and increased board of directors' fees, and to a lesser extent, and increase in salaries and personnel-related expenses, depreciation and facility-related expenses, and other professional fees primarily related to market research.

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        INHIBITEX, INC. - 9005 Westside Parkway - Alpharetta, GA 30004 -
                    Tel: (678)746-1100 - Fax: (678)746-1299

2005 FINANCIAL GUIDANCE

The Company provided updated financial guidance, indicating it anticipates that its financial results for the fiscal year ending December 31, 2005 should reflect the following:

o    Total revenue of approximately $800,000 to $1.0 million;

o    Total operating expenses of approximately $43 to $44 million; and

o Cash, cash equivalents and short-term investments in the amount of approximately $83 to $85 million at December 31, 2005.

As compared to prior guidance provided by the Company, this updated guidance reflects a further $2 million decrease in expected operating expenses for the year, primarily the result of the Company now anticipating that certain manufacturing, product development and clinical trial expenses that it originally expected to incur in the fourth quarter of 2005 are now expected to be incurred in 2006, and a $44 million increase in anticipated cash, cash equivalents and short-term investments on hand at December 31, 2005, which reflects the updated guidance on operating expenses and the impact of the net proceeds from a $41.25 million private placement (PIPE) financing that the Company completed in August 2005.

Financial guidance involves a high level of uncertainty and is subject to numerous assumptions and factors. These factors include, but are not limited to, the variability, timing and costs associated with conducting clinical trials, the enrollment rates in such trials, the results of these clinical trials, the time to manufacture related clinical trial materials, obtaining regulatory approvals, the funding requirements of preclinical research programs, the cost of filing, prosecuting and enforcing patents or other intellectual property rights, the level of general and administrative expenses needed to support the Company's business strategy and the potential that the Company may enter into new licensing agreements or strategic collaborations in the future.

CLINICAL HIGHLIGHTS AND RECENT DEVELOPMENTS

Veronate

o Phase III Trial Enrollment - The Company reported that it expects to complete the enrollment phase of its 2,000-patient Phase III trial of Veronate, for the prevention of hospital-associated infections in very low birth weight infants, within the next two weeks. The Company indicated that it has qualified and initiated a total of 98 sites in the United States and Canada, 93 of which have enrolled at least one patient.

o Regulatory Path - As a result of a recent pre-BLA meeting, the Company also reported that it has reached an understanding with the FDA on a regulatory pathway for Veronate, whereby the FDA acknowledged, among other items, that:

     o the Company can and should proceed to file a request for a priority review of Veronate by virtue of Veronate's Fast Track status.

     o subject to final clinical data being acceptable, the ongoing 2,000 patient Phase III clinical trial, as designed, can support the registration of Veronate.

     o the Company can initiate the BLA process for Veronate by filing the Chemistry, Manufacturing and Control (CMC) section prior to the final Phase III clinical data being available. Accordingly, the Company plans to initiate a rolling BLA process for Veronate by submitting the CMC section in the first half of 2006.

     o the Company will not be required to perform any additional clinical trials to evaluate a minor modification in Veronate's formulation that the Company has recently made to improve the

--------------------------------------------------------------------------------
        INHIBITEX, INC. - 9005 Westside Parkway - Alpharetta, GA 30004 -
                    Tel: (678)746-1100 - Fax: (678)746-1299
          product's stability. The FDA indicated that due to this change, it will require the Company to manufacture three new consistency lots of Veronate prior to BLA approval.


o DSMB Meeting - In September, the Company reported that the independent Data Safety Monitoring Board (DSMB) responsible for evaluating certain safety and statistical data from the Phase III clinical trial met to perform its third scheduled review of available data after the 1,500th patient was enrolled. As was the case when the same DSMB met and reviewed available data after both 500 and 1,000 patients had been enrolled in the trial, its members unanimously agreed that the trial should continue as designed, without modification. The DSMB is scheduled to meet to review safety and statistical data from the Phase III clinical trial when full data is available on 1,500 patients. The Company anticipates that this meeting will occur by year-end.

Publications

o The Company also reported that a paper related to its Phase I Veronate trial entitled "Multi-center Study to Determine Antibody Concentrations and Assess the Safety of Administration of INH-A21, a Donor - Selected Human Staphylococcal Immune Globulin, in Low-Birth-Weight Infants" was published in Antimicrobial Agents and Chemotherapy, Volume 49, Number 10, October 2005, and another paper related to its Phase II Veronate trial entitled "Multi-center Study to Assess Safety and Efficacy of INH-A21, a Donor - Selected Human Staphylococcal Immune Globulin, for Prevention of Nosocomial Infections in Very-Low-Birth-Weight Infants" was published in The Pediatric Infectious Disease Journal, Volume 24, Number 10, October 2005. In addition, the preclinical characterization of Aurexis was published in Infection and Immunity, Volume 73, Number 8, August 2005.

CONFERENCE CALL AND WEBCAST INFORMATION

William D. Johnston, Ph.D., president and chief executive officer, and other members of the Inhibitex senior management team will review third quarter results and provide an update on the Company's clinical development programs via a webcast and conference call today at 5:00 p.m. EST. To access the call, please dial 800-711-8198 (domestic) or 617-597-5327 (international) five minutes prior to the start time, and provide the access code 99384244. A replay of the call will be available from 7:00 p.m. EST on November 2, 2005 until December 2, 2005 at midnight. To access the replay, please call 888-286-8010 (domestic) or 617-801-6888 (international) and reference access code 22976235. A live audio webcast of the call will also be available on the "Investors" section of the Company's website, www.inhibitex.com. An archived webcast will be available in the Investors section of the Inhibitex website approximately two hours after the event for a period of thirty (30) days.

ABOUT INHIBITEX

Inhibitex, Inc., headquartered in Alpharetta, Georgia, is a biopharmaceutical company focused on the discovery, development and commercialization of antibody-based products for the prevention and treatment of serious, life-threatening infections. The Company currently has five drug development programs, all of which are based on its proprietary MSCRAMM protein platform technology. The Company's most advanced product candidates are Veronate and Aurexis, for which the Company has retained all worldwide rights. The Company's preclinical programs include a collaboration and joint development agreement with Dyax to develop fully human monoclonal antibodies against MSCRAMM proteins on enterococci and a partnership with Wyeth to develop staphylococcal vaccines. For additional information about the Company, please visit www.inhibitex.com.

Inhibitex(R), MSCRAMM(R), Veronate(R), and Aurexis(R) are registered trademarks of Inhibitex, Inc.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than

--------------------------------------------------------------------------------
        INHIBITEX, INC. - 9005 Westside Parkway - Alpharetta, GA 30004 -
                    Tel: (678)746-1100 - Fax: (678)746-1299
statements of historical facts included in this press release, including statements regarding: the expected time to complete enrollment in the Company's ongoing Phase III clinical trial of Veronate; the anticipated regulatory pathway for Veronate; the Company's plan to file the CMC section of the Veronate BLA in early 2006; the time frame in which a complete BLA for Veronate may be filed; the timing of the next DSMB review of data from the ongoing Phase III Veronate trial; the dosing strategy the Company expects to deploy for Aurexis in subsequent clinical trials in patients with documented S. aureus bloodstream infections; the anticipated need for additional clinical or preclinical testing of Aurexis prior to the initiation of a well powered, follow-on clinical trial in patients with documented S. aureus bloodstream infections; the time frame in which discussions with the FDA on the Aurexis program may conclude; and guidance regarding estimated revenues, operating expenses and cash balances for the fiscal year ending December 31, 2005 are forward-looking statements. These plans, intentions, expectations or estimates may not actually be achieved and various important factors could cause actual results or events to differ materially from the forward-looking statements that the Company makes, including risks related to: the cost and time for investigators to enroll patients in the Company's ongoing clinical trials; the use of third-party contract clinical research organizations, raw material suppliers and manufacturers, who may not fulfill their contractual obligations or otherwise perform satisfactorily in the future; maintaining sufficient quantities of clinical trial materials on hand to complete its clinical trials; the ability to obtain DSMB or regulatory approval to commence or continue its clinical trials on a timely basis, if at all or in a manner currently anticipated by the Company; obtaining, maintaining and protecting the intellectual property incorporated into and supporting its product candidates; maintaining expenses, revenues and other cash expenditures substantially in line with planned or anticipated amounts; the ability to obtain additional funding to support its business activities and other cautionary statements contained elsewhere herein, in its Annual Report on Form 10-K for the year ended December 31, 2004 and in risk factors described in or referred to in greater detail in the "Risk Factors" section of the Company's prospectus, which forms part of its Registration Statement on Form S-3, which, as amended, was declared effective by the Securities and Exchange Commission or SEC on September 21, 2005. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release.

There may be events in the future that the Company is unable to predict accurately, or over which it has no control. The Company's business, financial condition, results of operations, and prospects may change. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the Federal securities laws to update and disclose material developments related to previously disclosed information. The Company qualifies all of the information contained in this press release, and particularly its forward-looking statements, by these cautionary statements.



                                    - more -












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        INHIBITEX, INC. - 9005 Westside Parkway - Alpharetta, GA 30004 -
                    Tel: (678)746-1100 - Fax: (678)746-1299

                                INHIBITEX, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            CONDENSED BALANCE SHEETS
                                  (UNAUDITED)

                                                                                       SEPTEMBER 30,        DECEMBER 31,
                                                                                            2005                2004
                                                                                       -------------        -------------
ASSETS
Current assets:
   Cash and cash equivalents                                                           $  59,190,233        $  71,580,823
   Short-term investments                                                                 37,843,745           15,623,887
   Prepaid expenses and other current assets                                               1,806,589            1,082,359
   Accounts receivable                                                                       192,102              322,019
                                                                                       -------------        -------------
      Total current assets                                                                99,032,669           88,609,088
   Property and equipment, net                                                             8,616,838            2,629,987
                                                                                       -------------        -------------
      Total assets                                                                     $ 107,649,507        $  91,239,075
                                                                                       =============        =============


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                                                   $   2,359,206        $   3,077,636
    Accrued expenses                                                                       5,089,212            3,587,093
    Current portion of notes payable                                                       1,539,043              877,239
    Current portion of capital lease obligations                                             870,963              315,043
    Current portion of deferred revenue                                                      191,667              191,667
    Other current liabilities                                                              1,152,806            1,000,000
                                                                                       -------------        -------------
       Total current liabilities                                                          11,202,897            9,048,678
Long-term liabilities:
   Notes payable, net of current portion                                                   1,666,667              486,112
   Capital lease obligations, net of current portion                                       1,839,970              321,190
   Deferred revenue, net of current portion                                                  725,000              837,498
   Other liabilities, net of current portion                                               1,333,996                   --
                                                                                       -------------        -------------
      Total long-term liabilities                                                          5,565,633            1,644,800
Stockholders' equity:
   Preferred stock, $.001 par value; 5,000,000 shares authorized at
     September 30, 2005 and December 31, 2004; none issued and outstanding                        --                   --
   Common stock, $.001 par value; 75,000,000 shares authorized at September
     30, 2005 and December 31, 2004; 30,213,356 and 25,133,327 shares issued and outstanding at September 30, 2005 and December 31, 2004,
     respectively                                                                             30,213               25,133
   Common stock warrants                                                                  11,555,968           11,555,968
   Additional paid-in capital                                                            212,205,541          173,188,745
   Deferred stock compensation                                                              (896,535)          (1,269,099)
   Deficit accumulated during the development stage                                     (132,014,210)        (102,955,150)
                                                                                       -------------        -------------
      Total stockholders' equity                                                          90,880,977           80,545,597
                                                                                       -------------        -------------
      Total liabilities and stockholders' equity                                       $ 107,649,507        $  91,239,075
                                                                                       =============        =============


                                    - more -







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        INHIBITEX, INC. - 9005 Westside Parkway - Alpharetta, GA 30004 -
                    Tel: (678)746-1100 - Fax: (678)746-1299

                                 INHIBITEX, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)



                                                      THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                         SEPTEMBER 30,                          SEPTEMBER 30,
                                              --------------------------------        --------------------------------
                                                   2005               2004                2005                2004
                                              ------------        ------------        ------------        ------------
Revenue:
   License fees and milestones                $     37,500        $     37,500        $    112,500        $    112,500
   Collaborative research and
    development                                    125,000             125,000             375,000             375,000
   Grants and other revenue                        165,823                  --             286,474                  --
                                              ------------        ------------        ------------        ------------
Total revenue                                      328,323             162,500             773,974             487,500
Operating expense:
   Research and development                      8,027,230           5,202,291          25,938,478          15,302,048
   General and administrative                    1,780,370           1,063,897           5,007,697           2,725,346
   Amortization of deferred stock
    compensation                                   124,188             124,188             372,564             349,101
                                              ------------        ------------        ------------        ------------
Total operating expense                          9,931,788           6,390,376          31,318,739          18,376,495
                                              ------------        ------------        ------------        ------------
Loss from operations                            (9,603,465)         (6,227,876)        (30,544,765)        (17,888,995)
                                                                                                          ------------
Other income (expense),  net                       (51,857)             24,118             (51,857)             38,169
Interest income (expense),  net                    608,943             133,878           1,537,562             147,282
                                              ------------        ------------        ------------        ------------
Net loss                                        (9,046,379)         (6,069,880)        (29,059,060)        (17,703,544)
Dividends and accretion to redemption
    value of redeemable preferred stock                 --                  --                  --          (2,823,160)
                                              ------------        ------------        ------------        ------------
Net loss attributable to
    common stockholders                       $ (9,046,379)       $ (6,069,880)       $(29,059,060)       $(20,526,704)
                                              ============        ============        ============        ============



Basic and diluted net loss per
    share attributable to common
    stockholders                              $      (0.33)       $      (0.33)       $      (1.12)       $      (2.60)
                                              ============        ============        ============        ============

Weighted average shares used to compute
    basic and diluted net loss per
    share attributable to common
    stockholders                                27,326,530          18,268,314          25,898,716           7,883,424
                                              ============        ============        ============        ============


                                      # # #



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        INHIBITEX, INC. - 9005 Westside Parkway - Alpharetta, GA 30004 -
                    Tel: (678)746-1100 - Fax: (678)746-1299